UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 31, 2004

QUINCY ENERGY CORP.

(formerly Quincy Gold Corp.)

 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-31501 (Commission File Number)	98 0218264 (IRS Employer Identification No.)

309 Center Street, Hancock, MI 49930

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (906) 370 4695

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

Effective August 31, 2005 the Registrant’s board of directors amended its bylaws by changing the quorum required at meetings of stockholders from a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy to 33 1/3 % of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy.

The amendment further provides that, at any meeting where a quorum is not present, the meeting will stand adjourned for one week or such other later date as specified by the chairman, and if at the adjourned meeting a quorum is still not present the stockholders present, in person or represented by proxy, shall constitute a quorum.

The Registrant’s board of directors adopted the foregoing resolution as a result of the development of the Registrant’s shareholder base.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. - The following documents are filed as exhibits to this report:

2

3.2

Amended Bylaws dated August 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

September 5, 2005

QUINCY ENERGY CORP.

By:

/s/ James N. Fairbairn

James N. Fairbairn

Chief Financial Officer